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                                  Exhibit VIII

               ELEVENTH AMENDMENT TO PLEDGE AND SECURITY AGREEMENT
                                  [LAKE TRAVIS]

      This ELEVENTH AMENDMENT TO PLEDGE AND SECURITY AGREEMENT [LAKE TRAVIS] (this "Amendment") is made and entered into as of the 20th day of December, 1999, by and between PRIME GROUP II, L.P., an Illinois limited partnership ("Pledgor"), and KEMPER INVESTORS LIFE INSURANCE COMPANY, an Illinois insurance corporation ("Pledge").

                              W I T N E S S E T H :

      WHEREAS, Pledgor and Pledgee entered into that certain Pledge and Security Agreement [Lake Travis], dated as of March 22, 1994 (the "Original Pledge Agreement"), pursuant to which Pledgor pledged to Pledgee 690,276 Common Units in Prime Retail, L.P., a Delaware limited partnership, to secure Pledgor's obligations under the Guaranty; and

      WHEREAS, the Original Pledge Agreement was amended (i) by that certain First Amendment to Pledge and Security Agreement [Lake Travis], dated as of August 31, 1994 (the "First Amendment"), between Pledgor and Pledgee; (ii) by that certain Second Amendment to Pledge and Security Agreement [Lake Travis], dated as of June 12, 1995 (the "Second Amendment"), between Pledgor and Pledgee;
(iii) by that certain Third Amendment to Pledge and Security Agreement [Lake Travis], dated as of February 19, 1997 (the "Third Amendment"), between Pledgor and Pledgee; (iv) by that certain Fourth Amendment to Pledge and Security Agreement [Lake Travis], dated as of April 9, 1997 (the "Fourth Amendment"), between Pledgor and Pledgee; (v) by that certain Fifth Amendment to Pledge and Security Agreement [Lake Travis] dated as of April 7, 1998 (the "Fifth Amendment"), between Pledgor and Pledgee; (vi) by the certain Sixth Amendment to Pledge and Security Agreement [Lake Travis] dated as of June 15, 1998 (the "Sixth Amendment"), between Pledgor and Pledgee; (vii) by that certain Seventh Amendment to Pledge and Security Agreement [Lake Travis] dated as of September 30, 1998 (the "Seventh Amendment"), between Pledgor and Pledgee; (viii) by that certain Eighth Amendment to Pledge and Security Agreement [Lake Travis] dated as of December 31, 1998 (the "Eighth Amendment"), between Pledgor and Pledgee; (ix) by that certain Ninth Amendment to Pledge and Security Agreement [Lake Travis] dated as of March 31, 1999 (the "Ninth Amendment"), between Pledgor and Pledgee; and (x) by that certain Tenth Amendment to Pledge and Security Agreement [Lake Travis] dated as of September 1, 1999 (the "Tenth Amendment"), between Pledgor and Pledgee (the Original Pledge Agreement, as amended by the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Fifth Amendment, the Sixth Amendment, the Seventh Amendment, the Eighth Amendment, the Ninth Amendment and the Tenth Amendment, is herein referred to as the "Pledge Agreement"); and

      WHEREAS, pursuant to the Second Amendment, the number of Common Units pledged by Pledgor to Pledgee was increased from 690,276 to 785,852; and

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      WHEREAS, pursuant to the Third Amendment, and in accordance with Section
4.16 (b) of the Pledge Agreement, Pledgee released 40,227 Common Units pledged by Pledgor to Pledgee; and

      WHEREAS, pursuant to the Fourth Amendment Pledgor pledged to Pledgee an additional 100,000 Common Units to secure Pledgor's obligations under the Guaranty; and

      WHEREAS, pursuant to the Fifth Amendment Pledgee released from the Pledge Agreement 106,292 Common Units and, following such release, 739,333 Common Units were pledged by Pledgor to Pledgee; and

      WHEREAS, pursuant to the Sixth Amendment Pledgor and Pledgee agreed to certain amendments to the Pledge Agreement, and Pledgor confirmed its pledge and grant of a security interest in 739,333 Common Units, giving effect to certain "Merger Transactions" described therein; and

      WHEREAS, pursuant to the Seventh Amendment Pledgor pledged to Pledgee an additional 145,208 Common Units to secure Pledgor's obligations under the Guaranty; and

      WHEREAS, pursuant to the Eighth Amendment, Pledgor pledged to Pledgee, and Pledgee accepted as collateral, 90,035 shares of Brookdale Common Stock to secure Pledgor's obligations under the Guaranty; and

      WHEREAS, pursuant to the Ninth Amendment, Pledgor pledged to Pledgee, and Pledgee accepted as collateral, an additional 54,441 shares of Brookdale Common Stock to secure Pledgor's obligations under the Guaranty; and

      WHEREAS, pursuant to the Tenth Amendment, Pledgor pledged to Pledgee, and Pledgee accepted as collateral, an additional 132,612 shares of Brookdale Common Stock to secure Pledgor's obligations under the Guaranty; and

      WHEREAS, pursuant to Section 4.16(a) of the Pledge Agreement Pledgor is required to pledge to Pledgee additional Common Units and/or other collateral acceptable to Pledgee as hereinafter provided.

      WHEREAS, Pledgor has requested that Pledgee accept as other collateral additional shares of Brookdale Common Stock and Pledgee has agreed to accept such collateral to satisfy a portion of Pledgor's current obligations, subject to the terms and conditions as set forth herein.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Pledgor and Pledgee hereby agree as follows:

      1. All capitalized terms used in this Amendment which are not specifically defined in this Amendment but which are defined in the Pledge Agreement shall have the meanings given such terms in the Pledge Agreement.

      2. For purposes of subparagraphs (a), (b) and (c) of Section 4.16 of the Pledge Agreement, the Market Value of Brookdale Common Stock pledged hereunder shall be included in


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the calculation of the Market Value of the Pledged Interests determined in accordance with the provisions hereof.

      3. Pledgor hereby pledges, hypothecates, assigns and transfer to Pledgee, and hereby grants to Pledgee a continuing lien and security interest in 43,545 shares of Brookdale Common Stock (the "Pledged Brookdale Common Stock"), subject to Section 4.16 of the Pledge Agreement. Pledgor and Pledgee agree that said Pledged Brookdale Common Stock shall constitute "Pledged Interests" included in the "Collateral" for purposes of the Pledge Agreement. Nothing contained in this Amendment shall be construed to require Pledgee to accept future pledges of Brookdale Common Stock to satisfy Pledgor's obligations under Section 4.16(a) of the Pledge Agreement.

      4. Pledgor represents and warrants to Pledgee that, as of the date hereof, Pledgor is the sole record, legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign), the Pledged Brookdale Common Stock pledged hereunder, free and clear of all liens, security interests, options or other charges or encumbrances. Pledgor hereby reiterates and incorporates herein by this reference the representations and warranties set forth in Paragraphs 1, 2, 3 and 4 of Section B of Schedule 1 to Exhibit B to the Pledge Agreement. Contemporaneously with the execution and delivery of this Amendment, Pledgor has delivered to Pledgee the certificates evidencing the Pledged Brookdale Common Stock, accompanied by assignments separate from certificate, duly endorsed in blank for transfer, with signature guaranty, which is effective to create a valid, perfected, continuing and enforceable security interest in the "Pledged Brookdale Common Stock" and all proceeds thereof, securing the Secured Obligations.

      5. Pledgor hereby pledges, hypothecates, assigns and transfers to Pledgee, and hereby grants to Pledgee a continuing lien and security interest in 76,544 Common Units (the "Additional Common Units"), subject to Section 4.16 of the Pledge Agreement. Pledgor and Pledgee agree that said Common Units shall constitute "Pledged Interests" included within the "Collateral" for purposes of the Pledge Agreement.

      6. Pledgor represents and warrants to Pledgee that, as of the date hereof, Pledgor is the sole record, legal and beneficial owner of, and has good and marketable title to (and has full right and authority to pledge and assign), the Additional Common Units pledged hereunder, free and clear of all liens, security interests, options or other charges or encumbrances. Pledgor hereby reiterates and incorporates herein by this reference the representations and warranties set forth in Paragraphs 1, 2, 3 and 4 of Section 4 of Schedule 1 to Exhibit B to the Pledge Agreement. Pledgor will promptly deliver to Pledgee the certificates evidencing the Additional Common Units, together with duly executed assignments separate from certificate.

      7. Exhibit A to the Pledge Agreement is hereby amended by substituting (a) 320,633 shares of Brookdale Common Stock for 277,088 shares of Brookdale Common Stock in the description of Pledged Interests, and (b) 961,085 for 884,541 as the "Number of Common Units Pledged" in the description of Pledged Interests.

      8. All references in the Pledge Agreement to "this Pledge and Security Agreement" and any and all references in the Loan Documents to the "Pledge Agreement" shall mean the Pledge Agreement, as amended by this Amendment.


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      9. Pledgor hereby ratifies and confirms the Guaranty and the Pledge
Agreement and agrees that the same shall remain in full force and effect except as heretofore amended and except as amended by this Amendment.

      10. The provisions of this Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

      IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the day and year first above written.


                                     PRIME GROUP II, L.P., an Illinois
                                     limited partnership

                                     By:   PGLP, Inc., an Illinois corporation,
                                           general partner

                                           By:  /s/  Robert J. Rudnik
                                                --------------------------------
                                           Its: Vice President


                                     KEMPER INVESTORS LIFE INSURANCE
                                     COMPANY, an Illinois insurance corporation

                                     By:   /s/ Authorized Signatory
                                           -------------------------------------
                                     Its:  Authorized Signatory

                                     By:   /s/ Authorized Signatory
                                           -------------------------------------
                                     Its:  Authorized Signatory


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                                 ACKNOWLEDGMENT

      Prime Retail, L.P., a Delaware limited partnership (the "Partnership"), and Prime Retail, Inc., a Maryland corporation (the "General Partner"), hereby acknowledge receipt of a copy of the foregoing Eleventh Amendment to Pledge and Security Agreement [Lake Travis] (the "Eleventh Amendment"). Notwithstanding anything in the By-laws of the General Partner to the contrary, the Partnership and the General Partner further acknowledge and agree that the Acknowledgment and Consent, dated March 22, 1994, entered into by the undersigned with respect to the Pledge and Security Agreement [Lake Travis], dated March 22, 1994, as amended, between Prime Group II, L.P., as Pledgor, and Kemper Investors Life Insurance Company, as Pledgee, is hereby ratified and confirmed and shall remain in full force and effect except as heretofore amended and except as amended by the terms and provisions of the Eleventh Amendment.


Date: December 20, 1999       PRIME RETAIL, L.P., a Delaware limited partnership

                                     By: Prime Retail, Inc., a Maryland
                                         corporation

                                         By:    /s/  Michael W. Reschke
                                                --------------------------------
                                         Title: Chairman of the Board


                              PRIME RETAIL, INC., a Maryland corporation

                                     By:    /s/  Michael W. Reschke
                                            ------------------------------------
                                     Title: Chairman of the Board